ITEM 77Q(a) - COPIES OF ALL MATERIAL AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-LAWS



FEDERATED TOTAL RETURN SERIES, INC.

ARTICLES OF AMENDMENT


	FEDERATED TOTAL RETURN SERIES, INC.,
a Maryland corporation (hereinafter
called the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

	FIRST:	The Corporation hereby renames
all of the shares of Federated Mortgage Fund
Institutional Service Shares, Federated Total
Return Bond Fund Institutional Service Shares and
Federated Ultrashort Bond Fund Institutional
Service Shares as follows:

Old Name	New Name
Federated Mortgage Fund	Federated Mortgage Fund
Institutional Service Shares	Service Shares

Federated Total Return Bond Fund
Federated Total Return Bond Fund
Institutional Service Shares
Service Shares

Federated Ultrashort Bond Fund
Federated Ultrashort Bond Fund
Institutional Service Shares
Service Shares

	SECOND:	The foregoing amendment to
the charter of the Corporation was
approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General
Corporation Law to be made without action by stockholders; and the Company is registered as an open-end investment company under the Investment
Company Act of 1940, as amended.

	IN WITNESS WHEREOF, Federated Total
Return Series, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of July 11, 2011, to become effective on September 30, 2011, by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:
FEDERATED TOTAL RETURN SERIES, INC.


/s/ Alicia G. Powell
By:  /s/ J. Christopher Donahue
Alicia G. Powell
  J. Christopher Donahue
Assistant Secretary
  President